UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2012

SKYPEOPLE FRUIT JUICE, INC.
(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, China Development Bank Tower, No. 2, Gaoxin 1st Road, Xi’an, PRC
(Address of principal executive offices)

710075
(Zip code)

86-29-88377161
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entering into a Material Definitive Agreement

On October 29, 2012,  SkyPeople Juice Group Co., Ltd., a company organized under the laws of the People’s Republic of China (“China”) and 99.78%-owned subsidiary of SkyPeople Fruit Juice, Inc. (“SkyPeople” or the “Company”),  entered into the Investment/Service Agreement (the “Investment Agreement”) with Yidu Municipal People’s Government. The city of Yidu is located in Hubei Province of China. Under the Investment Agreement, the parties agree to invest and establish an orange comprehensive deep processing zone in Yidu (the “Project”).

Pursuant to the Investment Agreement, the Company will be responsible for the establishment, construction and financing of the Project with a total investment of RMB 300 million (approximately $48 million) in fixed assets and the purchase of land use rights, while Yidu government agrees to provide a parcel of land approximately 280 mu in size located at Gaobazhou Town of Yidu for the Project for a fee payable by the Company. The consideration for transferring the land use right for the project land shall be RMB 0.3 million per mu.

The main scope of the Project includes the establishment of: one modern orange distribution and sales center; one research and development center for orange varietal improvement and engineering technology; one standardized orange plantation; one orange comprehensive utilization deep processing zone; one 45 ton/hour concentrated orange juice and byproduct deep processing production line; one bottled juice drink production line with a capacity to produce 6,000 glass bottles per hour, as well as certain ancillary service facilities, including one storage freezer facility with a capacity to store 20,000 tons of concentrated orange juice, general purpose facilities within the zone, office space, general research and development facilities, service area, living quarters and other ancillary support areas.

The foregoing description of the terms of the Investment Agreement is qualified in its entirety by reference to the provisions of the document filed as Exhibit 10.01 to this report, which is incorporated by reference herein.

Item 8.01  Other Events

On October 29, 2012, the Company issued a press release with respect to the Investment /Service Agreement.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
10.01	The Investment/Service Agreement dated October 29, 2012, by and between SkyPeople Juice Group Co., Ltd. and Yidu Municipal People’s Government

99.1	A copy of the press release dated October 29, 2012 issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2012

SKYPEOPLE FRUIT JUICE, INC.

By:  /s/ Yongke Xue
       Yongke Xue
       Chief Executive Officer